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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  June 26, 2006


                              Diomed Holdings, Inc.


           Delaware                       000-32045               84-140636
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)


            1 Dundee Park
              Andover, MA                                           01810
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (978-475-7771)


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ITEM 8.01. OTHER EVENTS.

In connection with the litigations we initiated in 2004 in the U.S. District Court for the District of Massachusetts against AngioDynamics, Inc., Vascular Solutions, Inc. and Total Vein Solutions LLC and New Star Lasers, Inc. for infringement of our U.S. Patent No. 6,398,777 (the "'777 Patent"), in December 2005, we moved for summary judgment that the '777 Patent is valid, enforceable and infringed by AngioDynamics and Vascular Solutions, and AngioDynamics and Vascular Solutions moved for summary judgment of non-infringement. A hearing of the parties' respective motions was scheduled for June 1, 2006. That hearing was postponed by the court

The postponement resulted from an order of the court dated May 22, 2006 wherein the judge, Richard G. Stearns, who is hearing the case, indicates that he recently became a patient of Dr. Cheih-Min Fan at Massachusetts General Hospital. The Company had previously engaged Dr. Fan as an expert witness in the '777 Patent litigation. In his order, Judge Stearns has asked that the Company provide the court and the other parties with a description of Dr. Fan's expected role in the '777 Patent litigation within 14 days, and that the Company and the other parties indicate to the court within 28 days whether the doctor-patient relationship at issue and the circumstances of Judge Stearns' proposed treatment using the Company's products creates a ground for recusal or disqualification, and if so, whether the parties are willing to waive any potential conflict. The hearing scheduled for June 1, 2006 was accordingly postponed by the court to permit the parties an opportunity to respond.

On June 26, 2006 Judge Stearns issued an Order of Recusal based on the ongoing doctor/patient relationship between the court and Dr. Fan. In his Order of Recusal, Judge Stearns stated, "While I am fully confident of my ability to remain uninfluenced by any matter external to the merits of Dr. Fan's opinions, I recognize that a reasonable person (perhaps depending on my ultimate rulings) might harbor doubts about my impartiality. Consequently, I will recuse myself and order that the case be transferred to another judge."

The Company expects to be notified of the identity of the new judge shortly. At this time, the Company is not in a position to project the timing for rescheduling of the Summary Judgment hearing related to AngioDynamics and Vascular Solutions case. With respect to the CoolTouch and Total Vein Solutions cases, trial discovery will continue. Accordingly, the Company expects monthly legal costs for the '777 Patent litigation to decrease until the Summary Judgment hearing.

A complete copy of Judge Stearn's order is attached hereto as Exhibit 99.1.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

99.1      Order dated June 26, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Diomed Holdings, Inc.
                                (Registrant)


Date: June 26, 2006             By: /s/ James A. Wylie
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                                    Name:  James A. Wylie
                                    Title: President and Chief Executive Officer






List of Exhibits:

99.1      Order dated June 26, 2006